UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 22, 2021

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer, Secretary and Treasurer

On November 22, 2021, Jason F. Doyle notified Healthcare Trust, Inc. (the “Company”) of his resignation as chief financial officer, secretary and treasurer of the Company, Healthcare Trust Advisors, LLC (the “Advisor”), and Healthcare Trust Properties, LLC (the “Property Manager”), each effective as of December 1, 2021. Mr. Doyle stated that his resignation is not related to any disagreements or disputes with management of the Company, the Advisor or the Property Manager. Mr. Doyle will remain in each of his positions until his resignation becomes effective, and will remain with AR Global Investments, LLC, the parent of the Advisor and the Property Manager (“AR Global”), in his other capacities.

Appointment of Chief Financial Officer, Secretary, and Treasurer

On November 22, 2021, the Company’s board of directors unanimously elected Scott M. Lappetito as chief financial officer, secretary and treasurer of the Company, effective upon Mr. Doyle’s resignation, and he will also become the chief financial officer, secretary and treasurer of the Advisor and the Property Manager on that date.

Mr. Lappetito, 35, joined AR Global in October 2016 and has served various accounting roles at entities that are or were advised by affiliates of AR Global, including the Company’s chief accounting officer since April 2019, the Company’s controller from November 2017 through April 2019, chief accounting officer of American Finance Trust, Inc. from November 2019 through March 2020, controller of American Realty Capital Healthcare Trust III, Inc. from November 2017 until its dissolution and liquidation in March 2019 and assistant controller of AR Global from October 2016 through November 2017. Prior to joining AR Global, Mr. Lappetito held various financial and practice leadership roles, including vice president of corporate accounting at Citigroup, Inc. from March 2014 to October 2016. Prior to that, Mr. Lappetito served in various other senior finance and accounting positions at other public companies. Mr. Lappetito began his career in public accounting in November 2010 with PricewaterhouseCoopers LLP. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Mr. Lappetito, as an executive officer of the Company, the Advisor and the Property Manager, may be deemed to have a material interest in transactions involving the Company and the Advisor or the Property Manager reported under Item 404(a) of Regulation S-K and described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission the on March 30, 2021.

Indemnification Agreement

In connection with Mr. Lappetito’s election as chief financial officer, treasurer and secretary of the Company, the Company plans to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Lappetito, upon assuming the roles of chief financial officer, treasurer and secretary of the Company. The Indemnification Agreement will be substantially identical to the indemnification agreement entered into by the Company with its other directors and officers. Under the Indemnification Agreement, Mr. Lappetito will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as an officer of the Company as a result of his service, subject to the limitations set forth in the Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: November 29, 2021	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr. Chief Executive Officer and President